     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2001

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                            UCAR INTERNATIONAL INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                        3620                    06-1385548
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
incorporation or organization)  Classification Code Number)

          3102 WEST END AVENUE, SUITE 1100, NASHVILLE, TENNESSEE 37203
                                 (615) 760-8227
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------
                              GILBERT E. PLAYFORD
                 CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER
                                 AND PRESIDENT
                            UCAR INTERNATIONAL INC.
                        3102 WEST END AVENUE, SUITE 1100
                           NASHVILLE, TENNESSEE 37203
                                 (615) 760-8227

          (Name and address, including zip code and telephone number, including area code, of agent for service)

                           --------------------------

                                WITH COPIES TO:

    M. RIDGWAY BARKER, ESQ.            KAREN G. NARWOLD, ESQ.              WILLIAM V. FOGG, ESQ.
     BRIAN J. CALVEY, ESQ.                 VICE PRESIDENT,                CRAVATH, SWAINE & MOORE
   RANDI-JEAN G. HEDIN, ESQ.        GENERAL COUNSEL AND SECRETARY             WORLDWIDE PLAZA
   KELLEY DRYE & WARREN LLP            UCAR INTERNATIONAL INC.               825 EIGHTH AVENUE
      TWO STAMFORD PLAZA             3102 WEST END AVENUE, SUITE         NEW YORK, NEW YORK 10019
       281 TRESSER BLVD                         1100                          (212) 474-1000
  STAMFORD, CONNECTICUT 06901        NASHVILLE, TENNESSEE 37203
        (203) 324-1400                     (615) 760-7724

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ (No. 333-63848)
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED            BE REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, par value $.01 per share.......     1,150,000(3)            $10.42             $11,983,000           $2,995.75

(1) Includes 150,000 shares subject to an over-allotment option granted to the underwriters.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Includes preferred stock purchase rights attached to the shares of common stock registered hereby. No additional consideration will be paid for such rights.

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
    The contents of the registration statement on Form S-3 (No. 333-63848), as amended, filed by UCAR International Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933 are hereby incorporated by reference in this registration statement.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 25th day of July 2001.

                                                       UCAR INTERNATIONAL INC.

                                                       By:          /s/ CORRADO F. DE GASPERIS
                                                            -----------------------------------------
                                                                      Corrado F. De Gasperis
                                                                 VICE PRESIDENT, CHIEF FINANCIAL
                                                              OFFICER AND CHIEF INFORMATION OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 25th day of July 2001.

                      SIGNATURE                                           TITLE(S)
                      ---------                                           --------
                          *                            Chairman of the Board, Chief Executive
     -------------------------------------------       Officer, President and Director (Principal
                 Gilbert E. Playford                   Executive Officer)

             /s/ CORRADO F. DE GASPERIS                Vice President, Chief Financial Officer and
     -------------------------------------------       Chief Information Officer (Principal Financial
               Corrado F. De Gasperis                  and Accounting Officer)

                          *
     -------------------------------------------       Director
                 R. Eugene Cartledge

                          *
     -------------------------------------------       Director
                  Mary B. Cranston

                          *
     -------------------------------------------       Director
                    John R. Hall

                          *
     -------------------------------------------       Director
                   Thomas Marshall

                          *
     -------------------------------------------       Director
                   Michael C. Nahl

*By:               /s/ CORRADO F. DE GASPERIS
             --------------------------------------
            Corrado F. De Gasperis, ATTORNEY-IN-FACT

                               INDEX OF EXHIBITS

       EXHIBIT
       NUMBER                                              DESCRIPTION
---------------------              ------------------------------------------------------------
      1.1(7)              --       Form of Underwriting Agreement among J.P. Morgan Securities
                                   Inc., Credit Suisse First Boston Corporation, Merrill Lynch,
                                   Pierce, Fenner & Smith Incorporated and UCAR International
                                   Inc.

      2.1(1)              --       Recapitalization and Stock Purchase and Sale Agreement dated as of November 14, 1994 among Union Carbide Corporation,
                                   Mitsubishi Corporation, UCAR International Inc. and UCAR
                                   International Acquisition Inc. and Guaranty made by
                                   Blackstone Capital Partners II Merchant Banking Fund L.P.
                                   and Blackstone Offshore Capital Partners II L.P.

      2.2(2)              --       Amended and Restated Stockholders' Agreement dated as of
                                   February 29, 1996 among Blackstone Capital Partners II
                                   Merchant Banking Fund L.P., Blackstone Offshore Capital
                                   Partners II L.P., Blackstone Family Investment Partnership
                                   II L.P., Chase Equity Associates and UCAR International Inc.

      2.3(1)              --       Exchange Agreement dated as of December 15, 1993 by and
                                   among Union Carbide Corporation, Union Carbide Chemicals and
                                   Plastics Company Inc., Mitsubishi Corporation and UCAR
                                   International Inc.

      2.4(1)              --       Stock Purchase and Sale Agreement dated as of November 9,
                                   1990 among Mitsubishi Corporation, Union Carbide Corporation and UCAR Carbon Company Inc.

      2.5(1)              --       Letter Agreement dated January 26, 1995 with respect to
                                   termination of the Stockholders' Agreement dated as of
                                   November 9, 1990 among Mitsubishi Corporation, Union Carbide
                                   Corporation and UCAR Carbon Company Inc.

      2.6(1)              --       Settlement Agreement dated as of November 30, 1993 among
                                   Mitsubishi Corporation, Union Carbide Corporation and UCAR
                                   Carbon Company Inc.

      2.7(1)              --       Transfer Agreement dated January 1, 1989 between Union
                                   Carbide Corporation and UCAR Carbon Company Inc.

      2.8(1)              --       Amendment No. 1 to such Transfer Agreement dated December
                                   31, 1989.

      2.9(1)              --       Amendment No. 2 to such Transfer Agreement dated July 2,
                                   1990.

      2.10(1)             --       Amendment No. 3 to such Transfer Agreement dated as of
                                   February 25, 1991.

      2.11(1)             --       Amended and Restated Realignment Indemnification Agreement
                                   dated as of June 4, 1992 among Union Carbide Corporation,
                                   Union Carbide Chemicals and Plastics Company Inc., Union
                                   Carbide Industrial Gases Inc., UCAR Carbon Company Inc. and
                                   Union Carbide Coatings Service Corporation.

      2.12(1)             --       Environmental Management Services and Liabilities Allocation
                                   Agreement dated as of January 1, 1990 among Union Carbide
                                   Corporation, Union Carbide Chemicals and Plastics Company
                                   Inc., UCAR Carbon Company Inc., Union Carbide Industrial
                                   Gases Inc. and Union Carbide Coatings Service Corporation.

      2.13(1)             --       Amendment No. 1 to such Environmental Management Services
                                   and Liabilities Allocation Agreement dated as of June, 4,
                                   1992.

      2.14(4)             --       Trade Name and Trademark License Agreement dated March 1,
                                   1996 between Union Carbide Corporation and UCAR Carbon
                                   Technology Corporation.

      2.15(1)             --       Employee Benefit Services and Liabilities Agreement dated
                                   January 1, 1990 between Union Carbide Corporation and UCAR
                                   Carbon Company Inc.

       EXHIBIT
       NUMBER                                              DESCRIPTION
---------------------              ------------------------------------------------------------
      2.16(1)             --       Amendment to such Employee Benefit Services and Liabilities
                                   Agreement dated January 15, 1991.

      2.17(1)             --       Supplemental Agreement to such Employee Benefit Services and
                                   Liabilities Agreement dated February 25, 1991.

      2.18(1)             --       Letter Agreement dated December 31, 1990 among Union Carbide
                                   Chemicals and Plastics Company Inc., UCAR Carbon Company
                                   Inc., Union Carbide Grafito, Inc. and Union Carbide
                                   Corporation.

      2.19(5)             --       Share Sale Agreement between Samancor Limited and UCAR
                                   Carbon Company Inc. dated April 21, 1997.

      4.1(3)              --       Amended and Restated Certificate of Incorporation of UCAR
                                   International Inc.

      4.1(a)(6)           --       Certificate of Designations of Series A Junior Participating
                                   Preferred Stock.

      4.2(3)              --       Amended and Restated By-Laws of UCAR International Inc.

      4.2(a)(6)           --       Amendment to By-Laws of UCAR International Inc.

      4.3(6)              --       Rights Agreement dated as of August 7, 1998 between UCAR
                                   International Inc. and The Bank of New York, as Rights
                                   Agent.

      5.1*                --       Opinion of Kelley Drye & Warren LLP.

     23.1*                --       Consent of Kelley Drye & Warren LLP (included in its opinion filed herewith as Exhibit 5.1).

     23.2*                --       Consent of KPMG LLP.

     24.1(7)              --       Powers of Attorney.

------------------------

*   Filed herewith.

(1) Incorporated by reference to the Registration Statement of the registrant and UCAR Global Enterprises Inc. on Form S-1 (Registration No. 33-84850).

(2) Incorporated by reference to the Annual Report of the registrant on Form 10-K for the year ended December 31, 1995 (File No. 1-13888).

(3) Incorporated by reference to the Registration Statement of the registrant on Form S-1 (Registration No. 33-94698).

(4) Incorporated by reference to the Quarterly Report of the registrant on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-13888).

(5) Incorporated by reference to the Quarterly Report of the registrant on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-13888).

(6) Incorporated by reference to the Annual Report of the registrant on Form 10-K for the year ended December 31, 1998 (File No. 1-13888).

(7) Incorporated by reference to the Registration Statement of the registrant on Form S-3 (Registration No. 333-63848).